Exhibit 3.7

Corporations Section                                Nandita Berry
P.O. Box 13697                                 Secretary of State
Austin, Texas 78711-3697

Office of the Secretary of State
CERTIFICATE OF MERGER
The undersigned, as Secretary of State of Texas, hereby certifies that a filing instrument merging
HOUSTON CITY BANCSHARES, INC.
Domestic For-Profit Corporation
[File Number: 72052300]
Into
Independent Bank Group, Inc.
Domestic For-Profit Corporation
[File Number: 800125042]

has been received in this office and has been found to conform to law.
Accordingly, the undersigned, as Secretary of State, and by the virtue of the authority vested in the secretary by law, hereby issues this certificate evidencing the acceptance and filing of the merger on the date shown below.
Dated: 09/30/2014
Effective: 10/01/2014 12:02 am
Nandita Berry
Secretary of State

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Prepared by: Lisa Sartin            TID: 10343            Document: 570731720002

DAL:923991.1

Filed In the Office of the Secretary of State of Texas
Sep. 30, 2014
Corporations Section

CERTIFICATE OF MERGER
OF
HOUSTON CITY BANCSHARES, INC.

with and into

INDEPENDENT BANK GROUP, INC.
Pursuant to the provisions of Chapter 10 of the Texas Business Organizations Code (the “TBOC”) Independent Bank Group, Inc., a Texas corporation (“IBG”) and Houston City Bancshares, Inc., a Texas corporation (“HCBI” and together with IBG, the “Merging Parties”) certify the following certificate of merger was adopted for the purpose of effecting a merger in accordance with Chapter 10 of the TBOC (the “Merger”),
1.     Parties to the Merger. The name, organizational form, state of incorporation, and secretary of state file number of each corporation that is a party to the Merger are as follows:

Name of Parent Corporation	Entity Type	State of Organization	Texas SOS File Number	Surviving Entity
Independent Bank Group, Inc.	For profit corporation	Texas	800125042	Yes
Name of Subsidiary Corporation	Entity Type	State of Organization	Texas SOS File Number	Surviving Entity
Houston City Bancshares, Inc.	For profit corporation	Texas	72052300	No
2.    The number of outstanding shares of each class of stock of the subsidiary corporation and the number of shares of each class owned by the parent corporation are as follows:

Name of Subsidiary Corporation	Designation of Class	Number of Shares Outstanding	Number of Shares Owned by the Parent Corporation
Houston City Bancshares, Inc.	Common	1,000	#VALUE!
3.    Attached hereto as Exhibit “A” is a true and correct copy of the resolutions adopted by the Board of Directors of IBG, the parent corporation, as of September 23, 2014, authorizing the merger of HCBI into IBG. The attached resolutions were adopted and approved by the governing authority of the parent corporation as required by the laws of its jurisdiction of formation and by its governing documents.

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4.     Or·ganizations Created by Merger. No new domestic corporation or other entity will be created pursuant to the Agreement.
5.     Tax Certificate. IBG, as the surviving corporation, will be responsible for and obligated to pay all fees and franchise taxes of each Merging Party.
6.     Effectiveness of Filing. The Merger shall become effective as of 12:02 a.m., Dallas, Texas time, October 1, 2014, in accordance with the provisions of the TBOC.
[Signature Page to Follow]

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Execution
The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument. The undersigned certifies that the statements contained herein are true and correct, and that the person signing is authorized under the provisions of the Business Organizations Code, or other law applicable to and governing the parent organization, to execute the filing instrument.
Date: Effective as of October 1, 2014
INDEPENDENT BANK GROUP, INC.

By: ______/s/ David R. Brooks
David R. Brooks
Chairman of the Board and CEO

Signature Page to Certificate to Merger

EXHIBIT “A’’
RESOLUTIONS OF BOARD OF DIRECTORS
OF INDEPENDENT BANK GROUP, INC. APPROVING THE
MERGER OF HOUSTON CITY BANCSHARES, INC.
WITH AND INTO
INDEPENDENT BANK GROUP, INC.

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RESOLUTIONS OF BOARD OF DIRECTORS
OF INDEPENDENT BANK GROUP, INC. APPROVING THE
MERGER OF HOUSTON CITY BANCSHARES, INC.
WITH AND INTO
INDEPENDENT BANK GROUP, INC.

WHEREAS, IDG is a corporation duly organized and existing under the laws of the State of Texas; and
WHEREAS, Houston City Bancshares, Inc. (“HCBI”) will be the surviving corporation in the merger of IBGHCB Acquisition Corporation (“IBGHCB”) with and into HCBI (the “HCBI Merger”) and, as a result of the HCBI Merger, will continue to be a corporation duly organized and existing under the laws of the State of Texas with authorized capital consisting solely of 1,000 shares of common stock, $1.00 par value per share, (the “HCBI Stock’’), of which 1,000 shares are issued and outstanding; and
WHEREAS, as a result of the HCBI Merger, IBG will own 1,000 shares, or 100 percent, of the issued and outstanding shares of HCBI Stock; and
WHEREAS, the Board of Directors (the “Board”) of IBG considers it to be in the best interests of IBG to merge (the “Affiliate Merger”) HCBI with and into IBG, under the title of “Independent Bank Group, Inc.”; and
WHEREAS, Section 10.006 of the Texas Business Organizations Code (the “TBOC”) permits a corporation that owns at least 90 percent of the outstanding shares of each class of the stock of another corporation to merge the other corporation into itself; and
WHEREAS, the Board of IBG considers it to be in the best interests of IBG to merge HCBI with and into IBG under the Certificate of Formation of IBG and with the name “Independent Bank Group, Inc.”, pursuant to Section 10.006 of the TBOC upon the terms and subject to the conditions set forth herein; and
WHEREAS, the Board of IBG desires to take any and all actions that may be necessary or appropriate to consummate the Affiliate Merger; and
WHEREAS, it is not necessary to obtain the approval of the shareholders of IBG for such Afilliate Merger.
NOW, THEREFORE, BE IT RESOLVED, that the Board of IBG hereby authorizes IBG to merge HCBI into IBG pursuant to Section 10.006 of the TBOC, and IBG does hereby have HCBI merge into IBG, with TBG being the corporation surviving the Affiliate Merger, to be effective at 12:02 a.m. Dallas, Texas time on October 1, 2014 or such later time and date (the “Effective Time”) as the management of IBG deems to be in the best interests of IBG.

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FURTHER RESOLVED, that the officers and directors of IBG consummate such Affiliate Merger as soon as practicable following consummation of the transactions contemplated by that certain Agreement and Plan of Reorganization, dated as of June 2, 2014, by and between IBG and HCBI, providing for the HCBI Merger.
FURTHER RESOLVED, that IBG shall be the corporation surviving the Affiliate Merger (the “Surviving Corporation”) and its name shall continue to be “Independent Bank Group, Inc.” and that the established offices and locations of HCBI and IBG shall be the offices and locations of the Surviving Corporation.
FURTHER RESOLVED, that, at the Effective Time, the Certificate of Formation and the Bylaws of IBG shall be and remain the Certificate of Formation and Bylaws of the Surviving Corporation, until such Certificate of Formation or Bylaws are amended, altered or repealed as provided by law. ·
FURTHER RESOLVED, that the directors and officers of IBG immediately prior to the Effective Time shall continue to serve as the directors and officers of the Surviving Corporation, and each of them, subject to the Bylaws of the Surviving Corporation and the laws of the State of Texas, shall serve until his successor is elected or appointed and qualified or until his earlier death, incapacity, resignation or removal.
FURTHER RESOLVED, that, at the Effective Time, IBG shall receive all of the property, rights, privileges, franchises, patents, trademarks, trade names, licenses, registrations and other assets of every kind and description of HCBI, such assets shall be vested in and devolve upon IBG without further act and deed, and IBG shall assume all the liabilities of every kind and description of HCBI.
FURTHER RESOLVED, that the Chairman of the Board, the President, any Vice President and the Secretary or Treasurer of IBG be, and they hereby are, authorized, empowered and directed to make, execute and deliver the Certificate of Merger setting forth a copy of these resolutions and the date of adoption thereof, and to file the same in the office of the Secretary of State of the State of Texas.
FURTHER RESOLVED; that such officers of IBG be, and they hereby are, authorized, empowered and directed, for, on behalf of and in the name of IBG to make, execute, acknowledge and deliver any and all instruments, agreements, documents and certificates, and do and perform all necessary acts and deeds to carry out the Affiliate Merger into full force and effect, including, without limitation, the delegation of authority to execute any such instruments, agreements, documents and certificates and perform any such acts to any employee of IBG and such agreements, documents and acts are hereby approved, authorized and adopted as duly authorized acts of IBG in all respects and for all purposes.
FURTHER RESOLVED, that all previous action taken or agreements entered into by the officers, directors or representatives of IBG on behalf of IBG in negotiating or carrying out the Affiliate Merger into full force and effect are hereby ratified, confirmed, approved and adopted as duly authorized acts of IBG in all respects and for all purposes.

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